                                                                      Exhibit 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements pertaining to the 1992 Incentive Stock Plan (Form S-8 No. 33-58564) and the Employee Stock Purchase Plan (Form S-8 No. 33-87062) of Newport Corporation of our report dated January 30, 1998, except for Note 8 as to which the date is February 26, 1998, with respect to the consolidated financial statements and schedule of Newport Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                         ERNST & YOUNG LLP

Orange County, California
March 25, 1998

                                    Page 42